UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 11, 2009

FOOTHILLS RESOURCES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada (State or Other Jurisdiction of Incorporation)	001-31546 (Commission File Number)	98-0339560 (IRS Employer Identification No.)

4540 California Avenue, Suite 550

Bakersfield, California 93309

(Address of Principal Executive Offices, Including Zip Code)

(661) 716-1320

(Registrant’s Telephone Number, Including Area Code)

_____________________________________________________________________________

(Former Name or Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.03	Bankruptcy or Receivership.

On February 11, 2009, Foothills Resources, Inc. (the “Company”) and its wholly-owned subsidiaries, Foothills California, Inc., Foothills Oklahoma, Inc., and Foothills Texas, Inc. (collectively, the “Subsidiaries”), filed voluntary petitions for reorganization relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Company and its Subsidiaries will continue to manage their properties and operate their businesses as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.

The Company also announced that, pending Bankruptcy Court approval, it has received a commitment from its pre-petition term lender for up to $2.5 million in revolving credit debtor-in-possession financing (the “DIP Financing”) to fund continuing operations. The facility matures 90 days from the date of the Company’s initial borrowings thereunder or if earlier, upon confirmation of a plan of reorganization. Access to the facility will be conditioned upon the Company’s adherence to an operating budget agreed to with the proposed lender.

ITEM 2.04     Triggering Events That Accelerate or Increase a Direct Financial Obligation under an Off-Balance Sheet Arrangement.

On February 11, 2009, the Company and its Subsidiaries filed voluntary petitions for reorganization relief under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court. The filing of the bankruptcy petitions constituted an event of default under the Credit Agreement, dated as of December 13, 2007, by and among the Company and its Subsidiaries as borrowers, certain lenders and Wells Fargo Foothill, LLC, as administrative agent, as amended (the “Credit Agreement”). As a result of such event of default, all obligations under the Credit Agreement became immediately due and payable. The Company believes that any efforts to enforce the payment obligations under the Credit Agreement are stayed as a result of the filing of the Chapter 11 case in the Bankruptcy Court.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this Current Report on Form 8-K that address activities, events or developments that we expect or anticipate will or may occur in the future are forward-looking statements. The words “will,” “should,” “believe,” “intend,” “expect,” “anticipate,” “project,” “estimate,” “predict,” “plan” and similar expressions are also intended to identify forward-looking statements. We intend that all such forward-looking statements be subject to the safe harbor created under such laws. Such forward-looking statements include, but are not limited to, statements regarding (i) the continuation of the our status as a Chapter 11 debtor in possession; (ii) the sufficiency of the DIP financing;

and (iii) the absence of any interruption in our business. Such forward-looking statements involve assumptions and are subject to known and unknown risks and uncertainties that could cause actual results or performance to differ materially from those expressed or implied by such forward-looking statements. Although we believe that the assumptions reflected in such forward-looking statements are reasonable, we can give no assurance that such assumptions will prove to have been correct. We caution that these statements are qualified by important factors, some of which are beyond our control, that could cause actual results to differ materially from those reflected by the forward-looking statements contained herein. Such factors include, but not are not limited to, (a) our ability to perform our obligations, and remain in place as, a Chapter 11 debtor in possession; (b) our ability to successfully manage our operating and administrative expenses and to remain in compliance with the DIP Financing facility and associated budget; (c) our ability to manage our business effectively and efficiently while managing the bankruptcy proceedings; (d) our current commodity price swap hedging arrangements remaining in place; (e) the various risks and delays associated with Chapter 11 bankruptcy proceedings; (f) environmental risks and general economic conditions including the price of oil and gas; and (g) as detailed in the Company’s Form 10-K, Form 10-Q and other reports filed with the U.S. Securities & Exchange Commission. We undertake no obligation to publicly release the result of any revision to these forward-looking statements to reflect events or circumstances occurring after the date of this release or to reflect the occurrence of unanticipated events.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are furnished with this Form 8-K:

Exhibit No.	Description

Exhibit 99.1	Press Release of Foothills Resources, Inc., dated February 11, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOOTHILLS RESOURCES, INC.

Date:	February 11, 2009	/s/ W. Kirk Bosché

Name: W. Kirk Bosché

Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

Exhibit 99.1	Press Release of Foothills Resources, Inc., dated February 11, 2009.